UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 27, 2011, SandRidge Energy, Inc. (“SandRidge”) agreed to sell its East Texas natural gas properties in Gregg, Harrison, Rusk and Panola counties, Texas (the “East Texas Properties”) to NFR Energy LLC (“NFR”) for $231 million. The transaction, which is subject to customary closing conditions, is expected to close in November 2011. SandRidge is filing this Current Report on Form 8-K to provide certain pro forma financial information showing the effects of the transaction.

The pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2011, Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2010, Unaudited Pro Forma Condensed Statement of Operations for the six month period ended June 30, 2011, and related notes showing the pro forma effects of SandRidge’s conveyance of the East Texas Properties to NFR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: October 13, 2011	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2011, Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2010, Unaudited Pro Forma Condensed Statement of Operations for the six month period ended June 30, 2011, and related notes showing the pro forma effects of SandRidge’s conveyance of the East Texas Properties to NFR.